UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2005

Creative Eateries Corporation
(Exact name of Registrant as specified in charter)

Nevada	000-49602	03-0450236
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification)

914 Sherwood Avenue, Coquitlam British Columbia, Canada, V3K 1A6
(Address of principal executive offices – zip code)

(604) 540-8282
(Registrant's telephone number, including area code)

UltraGuard Water Systems Corp
(former name or former address, if changed since last report)

ITEM 2.01.     Disposition of Assets

a.) Change of Business

At a Board of Directors meeting held on June 30, 2005, the Board approved the transfer of all its capital assets including ultraviolet water disinfection technology and know-how to its wholly owned subsidiary Innovative Fuel Cell Technology Inc. for a nominal consideration.

In addition the board resolved that all of the shares of Innovative Fuel Cell Technology Inc., held by Creative Eateries Corporation (formerly UltraGuard Water Systems Corp.), will be distributed, as a dividend-in-kind, to all the shareholders of record on June 13, 2005 of Creative Eateries Corporation (formerly UltraGuard Water Systems Corp.) on a pro-rata basis.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Creative Eateries Corporation

Date: July 8, 2005	By:	/s/ Kenneth Fielding

Kenneth Fielding, President